Exhibit 23











INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-32465 of Bergen Brunswig Corporation on Form S-8 of our report dated March 22, 1999, appearing in this Annual Report on Form 11-K of Bergen Brunswig Pre-Tax Investment Retirement Account for the year ended September 29, 1998.




/s/ Deloitte & Touche LLP
Costa Mesa, California
March 26, 1999






















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